Exhibit 10.9

To: Pixie Dust Technologies, Inc.

February 28, 2023

Lessor’s address:	3-2-1 Muromachi Nihonbashi Chuo-ku, Tokyo

Name:	Mitsui Fudosan Co., Ltd.

Title:	Office Building Division Tenant Relations and Business Development Department (I)

Director: Akiko Kaito [Stamped Seal]

Explanation of Fixed-Term Lease Agreement

In concluding this Fixed-Term Lease Agreement for the following room, based on Article 38, Paragraph 3 of the Act on Land and Building Leases (hereinafter referred to as the “Act”), we provide the following explanation.

Since this Fixed-Term Lease Agreement for the following room is a fixed-term building lease agreement as set forth in Article 38, Paragraph 1 of the Act, the statutory renewal system (Article 26 of the Act) and the justifiable reason considerations (Article 28 of the Act) shall not be applied, there is no renewal, and the lease thereunder shall be terminated due to the expiration of the contract term.

Accordingly, except in the case of entering into a new fixed-term lease agreement starting on the day following the expiration date of the lease term, you will be required to vacate the following room by the expiration date of the lease term below.

1. Room	The name of the building	Tokyo Midtown Yaesu Yaesu Central Tower
	Location	2-2-1 Yaesu, Chuo-ku, Tokyo
	Floor and room number	Room 802 on the 8th floor (754.58 m2)

2. Lease term	From	June 1st 2023
	To	May 31, 2028

End

With regard to the aforementioned room, we duly received an explanation based on Article 38, Paragraph 3 of the Act on Land and Building Leases and accepted it.

February 28, 2023

lessee’s address:	2-20-5 Misaki-cho Kanda Chiyoda-ku Tokyo

Name:	Pixie Dust Technologies, Inc

Title:	Representative Director Yoichi Ochiai [Stamped Seal]

Fixed-Term Lease Agreement

<Summary Table>

Lessor	Mitsui Fudosan Co., Ltd			Bldg.	Name	Tokyo Midtown Yaesu Yaesu Central Tower
Lessee	Pixie Dust Technologies, Inc.				Location	2-2-1 Yaesu, Chuo-ku, Tokyo
Rental unit		Terms and conditions			Structure/No. of floors	Steel framed, partially steel framed reinforced concrete, reinforced concrete structure, 45 floors above ground, 4 floors below ground, 2 floors in tower

Floor, Room no.	Use	Contracted area (m2)	Rent (yen)		Common Area Maintenance Charge (yen)		Deposit (yen)
		(Wall core calculation)	Unit Price (/m2/month)	Monthly Rent	Unit Price (/m2/month)	Month Amount	Unit price (/meter)	Total amount
8th floor, 802	Office	754.58	15,125	11,413,023	0	0	181,500	136,956,270
Consumption tax				1,141,302		0
Total		754.58		12,554,325		0		136,956,270

Lease Term	From June 1, 2023 to May 31, 2028

Security deposit

By the time of signing of this agreement: 102,717,202 yen as security deposit

By May 25, 2023: 34,239,068 yen as the remaining amount for the security deposit

As stated in Article 4.8 of this agreement, the lessee shall not assign its claim on the security deposit to any third party or use it as security for any obligation.

Remarks

The lessee agrees in advance to pay the consumption tax, etc. calculated at the rate after the change, in the event of a change in the consumption tax rate. The security deposit shall be paid by wire transfer to the account designated by the lessor.

The interior of the building is subject to the evacuation safety verification method (Route B) based on Article 129 of the Building Standard Law Enforcement Order.

This agreement is a sublease. Special provisions shall be applied.

The lessor and the lessee have entered into the following agreement for the lessor to lease to the lessee the room indicated on the above Summary Table, and have prepared two (2) copies of this Agreement as evidence thereof, with the name and seal of each of the lessor and the lessee affixed thereto, and each of the lessor and the lessee shall retain one copy.

February 28, 2023

Lessor’s address:	3-2-1 Muromachi Nihonbashi Chuo-ku, Tokyo	Lessee’s address:	2-20-5 Misaki-cho Kanda Chiyoda-ku Tokyo

Name:	Mitsui Fudosan Co., Ltd.	Name:	Pixie Dust Technologies, Inc

Title:	Office Building Division Tenant Relations and Business Development Department (I)	Title:	Representative Director Yoichi Ochiai [Stamped Seal]

Director:	Akiko Kaito [Stamped Seal]

Fixed-Term Building Lease Agreement

(Fixed-Term Lease)

Article 1

1.

The lessor and the lessee shall enter into the fixed-term lease agreement stipulated in Article 38 of the Act on Land and Building Leases (Shakuchi – shakuya - hou) with respect to the leased room stipulated in the summary table of this agreement (hereinafter referred to as the “Summary Table”).

2.	The leased room and the leased area shall be as indicated in the Summary Table and the contract drawings attached hereto.

(Lease Term)

Article 2

1.	The lease term of this agreement (hereinafter referred to as the “Lease Term”) shall be as stated in the Summary Table, and the handover date shall be the commencement date of the Lease Term.

2.	This agreement shall terminate upon the expiration of the Lease Term set forth in the preceding paragraph and shall not be renewed.

3.

The lessor shall notify the lessee in writing of the termination of this agreement due to the expiration of the Lease Term during the period from one year to no later than six months prior to the expiration of the Lease Term.

(Rent)

Article 3

1.	The rent shall be as stated in the Summary Table. Provided, however, that the rent for less than one month shall be calculated on a pro-rate basis.

2.

The rent shall include the expenses of the services provided by the lessor and the expenses required for the maintenance and management of the common area of the building specified in the Summary Table (hereinafter referred to as the “Building”).

(Security Deposit)

Article 4

1.	The security deposit shall be the amount stated in the Summary Table, and the lessee shall deposit the security deposit with the lessor in accordance with the Summary Table.

2.	The lessor shall claim any interests on the security deposit against the lessee.

3.	The lessor and the lessee shall not revise the amount of the security deposit.

4.	During the Lease Term, the lessee shall not assert the set-off of the security deposit against the rent or any other obligations owed to the lessor.

5.

In the event the lessee is in arrears in the payment of the rent, the expenses stipulated in Article 7, or the charges of contract construction, etc., or is otherwise in default of any obligation or liable for damages, the lessor may appropriate the security deposit to the same.

6.

In the event the lessor appropriates the security deposit to the obligations of the lessee pursuant to the preceding paragraph, the lessee shall compensate for the shortfall in the security deposit without delay.

7.

In the event of termination of this agreement, the lessor shall return the lessee the balance of the security deposit after appropriating to the lessee’s obligations owed to the lessor, without delay after the lessee has completely surrendered the leased premises.

8.	The lessee shall not assign any claim regarding the security deposit to any third party or pledge such claim as collateral for any obligation.

9.	The lessee shall not delegate to any third party the authority to receive the security deposit to be returned pursuant to Paragraph 7.

(Method of Payment)

Article 5

1.	The obligation of the lessee to the lessor shall be payable at the address of the lessor.

2.	The lessee shall pay the rent for the following month by the 25th day of each month by automatic account transfer to the account designated by the lessor.

3.	The lessee shall pay the billing amount by the lessor regarding the expenses stipulated in Article 7 by automatic account transfer to the account designated by the lessor by the 25th of each month.

4.

The amount of consumption tax, etc. (consumption tax and local consumption tax) out of the lessee’s obligations to the lessor shall be calculated by the lessor according to the tax rate applicable to the respective obligations and invoiced after adjusting the fraction.

(Revision of Rent)

Article 6

The lessor and the lessee shall not revise the rent and Article 32 of the Act on Land and Building Leases (Shakuchi – syakuya - hou) shall not be applied.

(Expenses to Be Borne by the lessee)

Article 7

1.	The lessee shall bear the following expenses in addition to the rent stated in the Summary Table:

(1)	Electricity charges for lighting and other equipment in the leased premises;

(2)	Charges for steam, chilled water, cooling water, gas, and water, etc. for the facilities installed by the lessee with the lessor’s consent.;

(3)	Expenses for overtime air conditioning used by the lessee in the leased premises.;

(4)

Expenses required for the cleaning and maintenance of, and for the maintenance of the lights (replacement of the lighting lamps and cleaning of the appliances, etc.) in, the leased premises (including the fixtures and equipment, etc. of the lessee);

(5)	Expenses stated in the Summary Table; and

(6)	Expenses for pesticide and rodenticide in the leased room.

2.

The expenses set forth in items (1) through (3) of the preceding paragraph shall be calculated at the unit price determined by the lessor from time to time based on the invoiced unit price set by the supplier and taking into consideration the expenses required for the installation, maintenance, operation, renewal, and measurement calculation work, and depreciation expenses and the like for the facilities necessary for the lessor to supply or re-supply such services to the lessee.

(Damages for Delay in Obligations)

Article 8

If the lessee is in arrears in the payment of the rent or other debts, the lessor may claim to the lessee damages for the amount in arrears at the rate of 18.25% per annum. Provided, however, that the lessee shall not be exempted from the exercise of the lessor’s right to terminate this agreement stipulated in Article 22 by paying such damages.

(Method of Use)

Article 9

1.	The lessee shall use the leased room for the purposes stated in the Summary Table.

2.	The lessee shall comply with the detailed management regulations attached hereto which is an ancillary to this agreement (hereinafter referred to as the “Detailed Management Regulations”).

3.

In the event the use of the leased premises is a store, the lessee shall comply with the contents set forth in the “Business Notification” attached hereto, and in the event the lessee intends to change such contents, the lessee shall obtain the prior consent of the lessor.

(Prohibition of Assignment and Sublease of Lease Right, and Cohabitation, etc.)

Article 10

1.	The lessee shall not assign or pledge as collateral any of its rights under this agreement, nor shall it sublease the leased room with or without charge.

2.	The lessee shall not assign/transfer any and all rights under this agreement to any person other than lessee by way of business transfer, merger or otherwise.

3.

The lessee shall not allow any other person to live together in the leased room, indicate the name of any person other than the lessee as a tenant, or get a phone line, etc. in any name other than the lessee without obtaining the lessor’s written consent.

4.

The lessee shall not, without the prior written consent of the lessor, allow any person other than the lessee (including its officers and employees) to possess or use a part or all of the leased room, regardless of the name or form of the contract, such as the use contract or the temporary use contract.

5.

The lessee shall not, without obtaining the lessor’s consent, advertise or register and post on the website, etc. by itself or through a third party for the purpose of soliciting the occupants or users, etc. set forth in the preceding paragraph.

(Notice of Change of Registered Matters or Status, etc.)

Article 11

The lessee shall notify the lessor in writing without delay in the event of any material change in the lessee’s address, trade name, representative, business purpose, or any other matters registered in the commercial register or in the lessee’s identity, or any change in the management control in the lessee, such as a change in the major shareholders in the lessee.

(Duty of Due Care of a Prudent Manager)

Article 12

1.	The lessee shall use the Building (including the fixtures and equipment, etc.; the same shall apply hereinafter) with the due care of a prudent manager.

2.	The lessee shall not cause any inconvenience to the lessor, other tenants, or neighbors and the like.

(Liability for Damages)

Article 13

In the event the lessee causes any damage to any third party in the Building intentionally or negligently, lessee shall compensate for such damage.

(Work for Fixtures and Facilities, etc.)

Article 14

1.

In the event the lessee desires to newly install, add, remove, modify, change the supply capacity of, replace the fixtures and equipment, etc., or otherwise change the original condition of the leased premises or the Building, the lessee shall order such construction work in writing to any person designated by the lessor after obtaining the prior approval of the lessor, and the lessee shall bear all costs required for such work.

2.	The work set forth in the preceding paragraph shall be carried out within the Lease Term.

3.

Taxes and other public charges, such as real estate acquisition tax, fixed assets tax, and city planning tax, imposed on the fixtures and equipment, etc. newly installed or added at the expense of the lessee shall be borne by the lessee irrespective of the address or name thereof.

4.

In the event that the verification method for safety of evacuation (“Route B” or “Route C”) based on Article 129 of the Order for Enforcement of the Building Standard Act (Kenchiku – kijun – hou) is applied to the Building, the lessee shall order, at the expense of the lessee, any person designated by the lessor to conduct evacuation safety verification of the Building as required by law in connection with the implementation of the interior layout work of the leased premises (including any changes after the moving in).

5.

In the event the lessee performs installation, repair, modification and the like of any leased item or installment sales item, the lessee shall separately execute a memorandum of understanding with the lessor, a leasing company that owns such items and the like concerning the handling of the installed items in advance. Provided, however, that this shall not apply to minor items such as office equipment.

(Repair)

Article 15

1.

The lessee shall promptly notify the lessor of any damage, failure, or wear and tear (including dirt; the same shall apply hereinafter), etc. to the leased room and the fixtures and equipment, etc., if the leased premises and the fixtures and equipment, etc. needs or is likely to need to be repaired due to such damage, failure, or wear and tear.

2.

The repairs deemed necessary by the lessor in accordance with the notice in the preceding paragraph shall be performed by the lessor at the lessor’s expense. Provided, however, that the lessee shall bear the expenses for repairs such as repainting or repapering, etc. of ceilings, walls, floors, etc. in the leased premises or for repairs arising due to reasons attributable to the lessee.

3.

The lessee shall not repair itself without the prior consent of the lessor. Provided, however, that in the event of a material impact on the life, property and the like of the lessee and an emergency at the same time the lessee may repair itself by giving prior notice to the lessor. In addition, if the lessee may not give prior notice to the lessor unavoidably, the lessee shall give a notice to the lessor promptly after the fact.

(Disclaimer)

Article 16

The lessor shall not be liable for any inconvenience or damage to the lessee due to repair, modification, alteration, or maintenance work (including power failure and water cut and the like) deemed necessary and performed by the lessor.

(Entry and Inspection by lessor)

Article 17

1.

The lessor or any person designated by the lessor may enter the leased premises and take appropriate measures upon prior notice to the lessee in the event it is necessary for the maintenance, management, and operation of the Building or the leased premises. Provided, however, that notice shall not be required if it is impossible to notify the lessee in advance due to an emergency or it is unlikely to interfere with the lessee.

2.	The lessee shall cooperate with the lessor with respect to the preceding paragraph.

(Conclusion of New Agreement)

Article 18

1.

The lessor and the lessee may enter into a new fixed-term lease agreement (hereinafter referred to as the “New Agreement”) which commences on the day following the expiration date of the Lease Term. Provided, however, that such New Agreement shall be concluded no later than six (6) months prior to the expiration date.

2.

If the lessor and the lessee execute the New Agreement, notwithstanding the termination of this agreement, the provisions of Article 25 shall not be applied. Provided, however, that the lessee must perform the obligation to restore the leased premises to their original condition at the time of the commencement date of use by the termination date of the lease pertaining to the New Agreement.

3.

In the event of the conclusion of the New Agreement, the security deposit to be returned by the lessor to the lessee pursuant to Article 4 hereof shall be appropriated to the security deposit to be deposited by the lessee to the lessor pursuant to the New Agreement. Provided, however, that in the event the amount to be appropriated falls short of the security deposit under the New Agreement, the lessee shall deposit the shortfall by the commencement date of the New

Agreement, and in the event the amount to be appropriated exceeds the security deposit under the New Agreement, the lessor shall return the excess to the lessee by the commencement date of the New Agreement.

(Prohibition of Termination)

Article 19

The lessor and the lessee may not terminate this agreement after the conclusion of this agreement until the expiration date of the Lease Term. Provided, however, that if the lessee wishes to terminate this agreement and the lessor has accepted the termination, the lessee may terminate this agreement by paying the amount equivalent to the rent for the remaining term of this agreement to the lessor.

(lessor’s Representation)

Article 20

The lessor may, entrust to any person deemed appropriate by the lessor or cause such person to undertake, all or part of the services relating to this agreement.

(Succession of the Status of lessor)

Article 21

1.

In the event the lessor owns the leased premises, if the lessor assigns ownership thereof, the assignee of the leased premises shall succeed to the status of the lessor hereunder. Provided, however, that the assignee of the leased premises shall not succeed to any claim of the lessor against the lessee already arisen prior to the succession.

2.

In the event the lessor subleases all or a part of the leased premises to the lessee based on the lease agreement between the lessor and the owner of the leased premises (including co-owners of the leased premises, owners of some parts of the leased premises and the like; the same shall apply hereinafter) (hereinafter referred to as the “Basic Agreement”), the owner of the leased premises shall succeed to the status of the lessor hereunder upon termination of the Basic Agreement. Provided, however, that the claim of the lessor against the lessee already arisen prior to the succession shall not be succeeded to by the owner of the leased premises.

(Termination)

Article 22

1.	In the event the lessee falls under any of the following items, the lessor may terminate this agreement without any notice.

(1)	When there is a petition for dissolution, commencement of bankruptcy, commencement of civil rehabilitation, commencement of corporate reorganization, etc.;

(2)	In the event of suspension of bank transactions or seizure, provisional seizure, provisional disposition, or compulsory execution, etc.;

(3)	In the event the lessee fails to pay the rent or the expenses set forth in Article 7 and the amount thereof reaches or exceeds three months’ amount;

(4)	In the event of breach of any one of the provisions of this agreement or the Detailed Management Regulations or any agreement incidental thereto;

(5)

When it is found that an organized crime group, a company affiliated with an organized crime group, a corporate racketeer, or any person equivalent thereto or a member thereof (hereinafter collectively referred to as “Anti-Social Forces”) controls or is substantially involved in the management in the lessee;;

(6)	When the lessee commits an act against public policy or is likely to encourage such an act;

(7)	When the lessee has committed an act that significantly destroys the credibility of the lessor; or

(8)	The lessor finds that the lessee has seriously lost its credibility.

2.

In the event this agreement is terminated pursuant to the preceding paragraph or paragraph 3 of the following article, the lessee shall pay the amount equivalent to the rent for the remaining Lease Term of this agreement to the lessor. Provided, however, that this shall not preclude the lessor from claiming damages against the lessee.

(Exclusion of Anti-Social Forces)

Article 23

1.	The lessor and the lessee covenant with the other party the following matters. The lessor and the lessee also acknowledge that this agreement is executed and performed based on such commitments.

(1)	That it or its officer (meaning a managing member, director, executive officer, or any other person equivalent thereto) is not an Anti-Social Force.

(2)	That this agreement shall not be concluded by having Anti-Social Forces use its own name.

2.

The lessee shall not use the leased premises as the office or a base for other activities of Anti-Social Forces in the use of the leased premises. In addition, the lessee shall not allow Anti-Social Forces to occupy the leased premises such as by having members or persons concerned of Anti-Social Forces enter leased premises repeatedly or accepting the entry to the eased premises by such people.

3.

In the event of the lessee’s breach of the paragraph 1 or 2, the lessor may terminate this agreement without any demand by giving written notice. In addition, in the event the lessor breaches the paragraph 1, the lessee may terminate this agreement without any demand by giving written notice.

(Termination, etc. of Agreement Due to Force Majeure)

Article 24

1.

This agreement shall terminate if all or a part of the Building is lost or damaged and it becomes impossible to achieve the purpose of this agreement due to a natural disaster or other causes not attributable to the lessor and the lessee. In addition, the other party shall not be liable for any damage incurred by the lessor or the lessee as a result thereof.

2.

In the event that the lessee may not use or earn the leased premises due to the loss or damage of a part of the Building or other causes caused by a natural disaster or any other cause not attributable to the lessor and the lessee, the lessee shall notify the lessor of such fact, and the lessor and the lessee shall discuss the fact above in good faith.

(Surrender)

Article 25

In the event this agreement terminates due to expiration of the Lease Term, termination or cancellation, or for any other reason, the lessee shall surrender the leased premises in accordance with the following items:

(1)

The lessee shall, at the expense of the lessee, remove the fixtures and equipment, etc. newly installed or added at the expense of the lessee and fixtures, etc. owned by the lessee. In addition, the lessee shall repair the damage and wear and tear of the ceiling, walls, floors, etc. and repaper, repaint, renew all surfaces thereof, in the leased premises, and repair the change, damage, breakage, and wear and tear due to the special use of the leased premises and the fixtures and equipment, etc. by the lessee, and shall restore the leased premises to its original condition and surrender the leased premises to the lessor.

(2)	The lessor shall perform the restoration referred to in the preceding item, and the lessee shall bear the costs.

(3)

Any property owned by the lessee which is left in the leased premises or the Building by the lessee at the time of termination of this agreement shall be deemed to have been abandoned by the lessee at that time. In this case, the lessor may charge the lessee for the expenses required for removal and disposal thereof.

(4)

In the event the lessee fails to surrender the leased premises upon termination of this agreement, the lessee shall pay to the lessor twice the amount equivalent to the rent from the day following the termination date of this agreement until the completion of surrender, and shall compensate the lessor for any damage incurred by the lessor due to the delay in surrender.

(5)

Upon surrender of the leased premises, the lessee shall not reimburse any expenses incurred for the leased premises and the fixtures and equipment, etc., nor shall the lessee demand any compensation for relocation or eviction, or premium, etc. In addition, the lessee shall not request the lessor to purchase the fixtures and equipment, etc.; installed in the leased premises or the Building at the expense of the lessee.

(Jurisdiction)

Article 26

In the event any dispute arises between the lessor and the lessee with respect to this agreement, the Tokyo District Court shall have exclusive jurisdiction for the first instance.

(Governing Law)

Article 27

This agreement shall be governed by the laws of Japan.

(Joint and Several Guarantor)

Article 28

In the event the lessee has a joint and several guarantor, the lessor, the lessee, and the joint and several guarantor shall separately enter into a memorandum of understanding in a form designated by the lessor.

(Confidentiality)

Article 29

The lessor and the lessee shall not leak the contents of this agreement to any third party except for the owner (including the beneficiary) of the Building and its land, the entrustee/contractor of the lessor stipulated in Article 20, the prospective assignee (including the beneficiary) who proposes to the lessor to consider to obtain the ownership (including the beneficiary right) of the Building or its land, attorney/accountant and any other person who is legally obliged to maintain confidentiality, or the joint and several guarantor stipulated in Article 28, or the case where the lessor or the lessee is required to disclose the contents of this agreement by accounting audits or laws and regulations, etc.

(Principle of Good Faith)

Article 30

In the event of any doubt regarding this agreement, the lessor and the lessee shall consult in good faith.

End

Special provisions

Article 1

1.

With respect to the rent for the period from June 1, 2023 to March 31, 2024, notwithstanding the provisions of Article 3 and Paragraph 2 of Article 5 of this agreement, lessor shall exempt lessee from the obligation to pay the rent.

2.

With respect to the rent for the period from April 1, 2024 to August 31, 2024, notwithstanding the provisions of Article 3 and Article 5, Paragraph 2 of this Agreement, the lessor shall exempt the payment obligation of the lessee for the monthly amount of 7,988,739 yen (excluding consumption tax, etc.) of the rent, and the lessee shall pay 3,424,284 yen (additional consumption tax, etc., 342,428 yen) to the lessor.

3.

Notwithstanding the provisions of the preceding two paragraphs, the lessee shall pay expenses other than rent payable by the lessee to the lessor in accordance with the provisions of this agreement and the list of principal items even during the period when the rent is exempted under the preceding paragraphs.

Article 2.

Article 8 hereof shall be as follows :

Article 8

If the lessee is in arrears in the payment of the rent, common are maintenance charge or other debts, the lessor may claim to the lessee damages for the amount in arrears at the rate of 14.6% per annum. Provided, however, that the lessee shall not be exempted from the exercise of the lessor’s right to terminate this agreement stipulated in Article 22 by paying such damages.

Article 3.

Paragraph 1 of Article 18 hereof shall be as follows:

Article 18 (1)

The lessor and the lessee may enter into a new fixed-term lease agreement (hereinafter referred to as the “New Agreement”) which commences on the day following the expiration date of the Lease Term. Provided, however, that such New Agreement shall be concluded no later than ten (10) months prior to the expiration date.

Article 4. Article 19 hereof shall be as follows:

Article 19

The lessor and the lessee may not terminate this agreement after the conclusion of this agreement until the expiration date of the Lease Term. Provided, however, that if the lessee wishes to terminate this agreement and the lessor has accepted the termination, the lessee may terminate this agreement by paying the amount equivalent to the rent for the remaining term of this agreement and the amount equivalent to the exempted rent pursuant to Article 1 of this special provisions to the lessor.

End

Detailed Management Regulations

1.	Notifications

The lessee shall give to the lessor the following notifications in the form designated by the lessor upon its moving into the premises. If the lessee changes any matters set forth in such notifications, the lessee shall also give to the lessor the notification of change as soon as practicable:

(A)	Fire Marshal Appointment Notification; Disaster Marshal Appointment Notification;

(B)	Notification on Contact Information in Emergency; and

(C)	Key Handler Appointment Notification.

2.	Prohibited Uses

2.1	In the Building, the lessee shall not:

(A)	bring into or store in the Building any explosive or inflammable material or other hazards, foul material, or material emitting noise or offensive odor;

(B)	bring any animal or the like into the Building, or raise them in the Building;

(C)	smoke in the non-smoking area;

(D)	dump or leave cigarette butts, waste papers, trash or other things in areas other than those designated by the lessor;

(E)	use open flames (including electric heaters, kerosene heaters, electric stoves and the like but excluding cookers in restaurants);

(F)	interfere with business or operation of any other person or entity;

(G)	lodge in the Building;

(H)	cook in the Building, except in restaurants;

(I)	park cars, bicycles and other vehicles in areas other than those designated by the lessor;

(J)	go upon the roof except in an emergency;

(K)	open exhaust windows except in case of fire;

(L)	leave the premises without turning off the lights;

(M)	leave the premises without locking any windows and doors;

(N)	leave the premises without causing it to be under the guard;

(O)	leave the premises without taking action to ensure the safety, such as stoppage of electrical equipment;

(P)	leave any articles, or install or attach any sign, advertisement, notice, picture or the like, in areas other than the premises;

(Q)

install or attach any sign, advertisement, notice, picture or the like on any windowpane or other parts of the exterior of the premises, except the show window and other parts on which the lessor permits the lessee to do so;

(R)

take a markedly vulgar or abusive attitude or speech, or threaten, within or near the premises, thereby causing the lessor, other lessees, persons in the neighborhood or passerby to feel insecurity; or

(S)	violate any requirements of which the lessor may from time to time notify the lessee in order to ensure the safety and character, or maintenance and operation of the Building.

2.2	The lessee shall not discontinue use of the premises for a period of two (2) or more months without the lessor’s prior written consent.

3.	Article 10.4 of the Lease Agreement

The purpose of allowing any person or entity other than the lessee to occupy or use set forth in Article 10.4 of the Lease Agreement shall mean the following:

(A)	so called “share office”, “rental office”;

(B)	so called “co-working space”;

(C)	so called “rental conference room”; or

(D)	any and all other purposes allowing any person or entity other than the lessee (including its officer and employee) occupy or use the premises including the forms as stated in items (A) to (C) above.

4.	Heavy Objects

The lessee shall not bring any heavy object into the Building without the lessor’s prior written consent.

5.	Handling Key or Card

5.1

If the lessee wishes for a copy of the key or card furnished by the lessor, the lessee shall obtain the same by being furnished by the lessor. The lessee shall not copy or cause to be copied such key or card.

5.2	Any costs and expenses of the copy of the key or card made pursuant to Article 4.1 shall be borne by the lessee.

5.3	If the lessee loses any key or card furnished by the lessor, the lessee shall immediately give the Lost Notification to the lessor.

5.4	In the case set forth in Article 4.3, any costs and expenses of replacement of any lock or installment of a new lock or card shall be borne by the lessee.

6.	Compliance with Guideline for Use of Building

If the lessor establishes the “Guideline for Use of Building” in addition to this Detailed Management Regulations, the lessee shall also comply with it.

7.	Compliance with Instruction

The lessee shall comply with any rule, instructions or other requirement as may from time to time be established by the lessor in addition to this Detailed Management Regulations in order to ensure management of the Building if the lessor gives the notice thereof to the lessee or posts the notice thereof in appropriate places.

8.	Compliance by Persons Concerned

The lessee shall cause its employees, independent contractors, visitors and other persons or entities concerned to comply with this Detailed Management Regulations.

End